                                                                    Exhibit 99.1

                     UNAUDITED COMBINED STATEMENT OF INCOME

                              GLOBAL PAYMENTS INC.
                                 (in thousands)

                                        FY 00 ACTUAL                         FY 00 PRO FORMA/"NORMALIZED"(1)
                         ---------------------------------------------- ----------------------------------------------
                          Qtr 1    Qtr 2    Qtr 3    Qtr 4   Total Year  Qtr 1    Qtr 2    Qtr 3    Qtr 4   Total Year
                         -------  -------  -------  -------  ---------- -------  -------  -------  -------  ----------
Revenue
Merchant Services....... $84,202  $78,835  $76,324  $78,901   $318,262  $78,662  $76,556  $74,479  $76,830   $306,527
Funds Transfer..........   5,626    5,339    5,503    5,303     21,771    5,335    5,100    5,137    5,084     20,656
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
  Total.................  89,828   84,174   81,827   84,204    340,033   83,997   81,656   79,616   81,914    327,183
Operating expenses:
 Cost of service........  46,022   45,891   44,541   45,025    181,479   43,808   43,898   42,993   43,339    174,038
 Sales, general and
 administrative.........  23,267   23,008   23,866   25,201     95,342   22,962   22,517   23,620   24,886     93,985
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
                          69,289   68,899   68,407   70,226    276,821   66,770   66,415   66,613   68,225    268,023
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
Operating income........  20,539   15,275   13,420   13,978     63,212   17,227   15,241   13,003   13,689     59,160
EBITDA..................  25,668   20,375   18,074   19,123     83,240   22,356   20,341   17,657   18,834     79,188
Other income/(expense)
 Interest and other
 income.................     283      361      513     (361)       796      283      361      513     (361)       796
 Interest and other
 expense................  (1,522)  (1,657)  (1,626)  (1,314)    (6,119)  (1,680)  (1,815)  (1,784)  (1,473)    (6,752)
 Minority interest in
 earnings...............  (1,071)    (923)  (1,031)  (1,092)    (4,117)  (1,071)    (923)  (1,031)  (1,092)    (4,117)
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
                          (2,310)  (2,219)  (2,144)  (2,767)    (9,440)  (2,468)  (2,377)  (2,302)  (2,926)   (10,073)
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
Income before income
taxes...................  18,229   13,056   11,276   11,211     53,772   14,759   12,864   10,701   10,763     49,087
 Income Taxes...........   7,025    5,033    4,346    4,321     20,725    5,688    4,958    4,126    4,149     18,921
                         -------  -------  -------  -------   --------  -------  -------  -------  -------   --------
 Net Income.............  11,204    8,023    6,930    6,890     33,047    9,071    7,906    6,575    6,614     30,166
                         =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
 Basic Shares...........  27,101   26,701   26,336   26,204     26,586   27,101   26,701   26,336   26,204     26,586
 Basic Earnings per
 Share.................. $  0.41  $  0.30  $  0.26  $  0.26   $   1.24  $  0.33  $  0.30  $  0.25  $  0.25   $   1.13
                         =======  =======  =======  =======   ========  =======  =======  =======  =======   ========
Pro Forma Diluted
Shares..................  27,348   26,878   26,561   26,384     26,793   27,348   26,878   26,561   26,384     26,793
Pro Forma Diluted
Earnings per Share...... $  0.41  $  0.30  $  0.26  $  0.26   $   1.23  $  0.33  $  0.29  $  0.25  $  0.25   $   1.13
                         =======  =======  =======  =======   ========  =======  =======  =======  =======   ========

----
(1) Includes adjustments to GAAP results for the impact of divested businesses, other non-recurring items, net and pro forma costs, assuming the spin-off from National Data Corporation occurred on June 1, 1999.

                    UNAUDITED COMBINED STATEMENT OF INCOME

                             GLOBAL PAYMENTS INC.
                                (in thousands)

                                   FY 01 ACTUAL               FY 01 PRO FORMA/"NORMALIZED"(1)
                         -----------------------------------  -----------------------------------
                          Qtr 1    Qtr 2    Qtr 3    Total     Qtr 1    Qtr 2    Qtr 3    Total
                         -------  -------  -------  --------  -------  -------  -------  --------
Revenue
Merchant Services....... $82,076  $77,752  $76,745  $236,573  $80,053  $76,895  $75,171  $232,119
Funds Transfer..........   5,115    4,879    3,929    13,923    5,115    4,879    5,503    15,497
                         -------  -------  -------  --------  -------  -------  -------  --------
  Total.................  87,191   82,631   80,674   250,496   85,168   81,774   80,674   247,616
Operating expenses:
 Cost of service........  45,881   43,250   44,607   133,738   44,296   42,563   44,607   131,466
 Sales, general and
 administrative.........  24,729   23,409   24,101    72,239   24,502   23,238   24,101    71,841
                         -------  -------  -------  --------  -------  -------  -------  --------
                          70,610   66,659   68,708   205,977   68,798   65,801   68,708   203,307
                         -------  -------  -------  --------  -------  -------  -------  --------
Operating income........  16,581   15,972   11,966    44,519   16,370   15,973   11,966    44,309
EBITDA..................  21,497   20,871   16,958    59,326   21,285   20,872   16,958    59,115
Other income/(expense)
 Interest and other
 income.................     700      530      260     1,490      700      530      260     1,490
 Interest and other
 expense................  (1,791)  (1,599)  (1,425)   (4,815)  (2,205)  (2,013)  (1,425)   (5,643)
 Minority interest in
 earnings...............  (1,427)  (1,233)  (1,295)   (3,955)  (1,427)  (1,233)  (1,295)   (3,955)
                         -------  -------  -------  --------  -------  -------  -------  --------
                          (2,518)  (2,302)  (2,460)   (7,280)  (2,932)  (2,716)  (2,460)   (8,108)
                         -------  -------  -------  --------  -------  -------  -------  --------
Income before income
taxes...................  14,063   13,670    9,506    37,239   13,438   13,257    9,506    36,201
Income Taxes............   5,414    5,263    3,660    14,337    5,174    5,104    3,660    13,938
                         -------  -------  -------  --------  -------  -------  -------  --------
Net Income..............   8,649    8,407    5,846    22,902    8,264    8,153    5,846    22,263
                         =======  =======  =======  ========  =======  =======  =======  ========
Basic Shares............  26,222   26,311   26,475    26,336   26,222   26,311   26,475    26,336
Basic Earnings per
Share................... $  0.33  $  0.32  $  0.22  $   0.87  $  0.32  $  0.31  $  0.22  $   0.85
                         =======  =======  =======  ========  =======  =======  =======  ========
Pro Forma Diluted
Shares..................  26,403   26,716   27,080    26,733   26,403   26,716   27,080    26,733
Pro Forma Diluted
Earnings per Share...... $  0.33  $  0.31  $  0.22  $   0.86  $  0.31  $  0.31  $  0.22  $   0.83
                         =======  =======  =======  ========  =======  =======  =======  ========

----
(1) Includes adjustments to GAAP results for the impact of divested businesses, other non-recurring items, net and pro forma costs, assuming the spin-off from National Data Corporation occurred on June 1, 1999.


                                       2